SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 7, 2000


                      UNITED PAN-EUROPE COMMUNICATIONS N.V.
             (Exact name of registrant as specified in its charter)



         Netherlands                    000-25365               98-0191997
         -----------                    ---------               ----------
(State or other Jurisdiction of   (Commission File No.)       (IRS Employer
         Incorporation                                      Identification No.)

                                Boeing Avenue 53
                      1119 PE Schipol Rijk, The Netherlands
                      -------------------------------------
        (Address of Registrant's Principal Executive Offices) (Zip Code)

                               011-31-20-778-9840
                               ------------------
              (Registrant's telephone number, including area code)



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Item 5.  Other Events

On 7 December 2000, United Pan-Europe Communications N.V. ("UPC") closed the sale of 12,400 shares of Series 1 Convertible Class A Preference Shares ("Preference Shares") and warrants ("Warrants") to acquire 6,020,933 ordinary shares of UPC. The Preference Shares and Warrants were sold in a private placement to institutional investors in consideration for EUR 1.43 billion in cash. UnitedGlobalCom, Inc. ("UGC"), UPC's majority shareholder, acquired EUR
286.9 million of the Preference Shares and Warrants.

The Preference Shares were issued at a discount based on an 8% dividend yield and are convertible into ordinary shares of UPC at a price of EUR 35.455 per share. If the Preference Shares are not converted or voluntarily redeemed by UPC after 12 years, UPC will be required to redeem the Preference Shares in either cash or shares or UPC or UGC, at its option. Also, UPC can require the Preference Shares to be converted upon certain circumstances.

The Warrants have an exercise price of EUR 42.546 per share and expire on 31 December 2007.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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         c.       Exhibits:

                  3.1 Amendment to Articles of Association of UPC adopted 7 December 2000.

                  4.1 Excerpt from Resolutions adopted by the Board of Management of UPC setting forth the terms of the Series 1 Convertible Class A Preference Shares.

                  4.2   Form of Warrant Agreement.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    UNITED PAN-EUROPE COMMUNICATIONS N.V.

                                    By:  /s/ Anton Tuijten
                                         Anton Tuijten
                                         Member of the Board of Management
                                         and General Counsel

Dated: 18 December 2000